Exhibit 99.3

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Financial Information

We derived the following unaudited pro forma combined abbreviated financial information by applying pro forma adjustments attributable to the acquisition of the Enterprise Information Solutions (“EIS”) Business division (the “EIS Business”) of McKesson Corporation (“McKesson”) to our historical condensed consolidated financial statements and the combined abbreviated financial statements of the EIS Business included elsewhere in this Form 8-K/A. The unaudited pro forma combined abbreviated balance sheet gives pro forma effect to the acquisition of the EIS business as if it had occurred on June 30, 2017. The unaudited pro forma combined abbreviated statements of operations for the year ended December 31, 2016 and the interim six-month period ended June 30, 2017, give effect to the acquisition of the EIS Business as if it had occurred on January 1, 2016. The EIS Business historical amounts used in the unaudited pro forma combined abbreviated statement of operations for the six months ended June 30, 2017 represents the combined total of the EIS Business results for its fourth fiscal quarter ended March 31, 2017 and its first fiscal quarter ended June 30, 2017.

We also acquired the provider/patient engagement solutions business of NantHealth, Inc. (the “NantHealth business”) on August 25, 2017, Netsmart, Inc. (“Netsmart”) on April 19, 2016 and HealthMEDX, LLC (“HealthMEDX”) on October 27, 2016. The unaudited pro forma combined abbreviated statement of operations for the year ended December 31, 2016 gives effect to (i) the NantHealth business acquisition as if it had occurred on January 1, 2016 and (ii) the Netsmart and HealthMEDX acquisitions as if they had occurred on January 1, 2015, by applying pro forma adjustments attributable to these acquisitions to our historical condensed consolidated financial statements and the historical financial statements of these businesses. The unaudited pro forma combined abbreviated statement of operations for the interim six-month period ended June 30, 2017 includes pro forma adjustments attributable NantHealth business acquisition as if it had occurred on January 1, 2016 and does not include pro forma adjustments attributable to the Netsmart and HealthMEDX acquisitions since the historical results of both Netsmart and HealthMEDX are included in the consolidated historical results of Allscripts for the entire period.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes to unaudited pro forma combined abbreviated financial information, which should be read in conjunction with the unaudited pro forma combined abbreviated financial information. The unaudited pro forma combined abbreviated financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma combined abbreviated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The unaudited pro forma combined abbreviated financial information should also be read in conjunction with (i) the audited historical combined abbreviated financial statements of the EIS Business for the years ended March 31, 2017 and March 31, 2016, and the interim historical unaudited condensed combined abbreviated financial statements of the EIS Business for the three month interim periods ended on June 30, 2017 and June 30, 2016, included elsewhere in this Form 8-K/A, (ii) the audited historical combined abbreviated financial statements of the NantHealth business for the 52 weeks ended on January 1, 2017 and the interim historical unaudited combined abbreviated financial statements of the NantHealth business for the 26 week interim periods ended on July 2, 2017 and July 3, 2016, included in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on November 9, 2017, (iii) the audited historical consolidated financial statements of Netsmart as of and for the three years ended December 31, 2015 and the interim historical unaudited consolidated financial statements of Netsmart as of and for the three months ended March 31, 2016, included in our Current Report on Form 8-K/A filed with the SEC on July 5, 2016, and (iv) the audited historical financial statements of HealthMEDX as of and for the year ended December 31, 2015, the interim historical unaudited financial statements of HealthMEDX as of and for the three and nine months ended September 30, 2016 and 2015 and the pro forma disclosure for the Netsmart and HealthMEDX acquisitions, included in our Current Report on Form 8-K/A filed with the SEC on January 11, 2017.

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Balance Sheet

As of June 30, 2017

(In thousands)

			EIS Business Pro Forma Adjustments
	Pro Forma Allscripts and NantHealth Combined {a}	EIS Business Historical {b}	Discontinued Operations	Other		Pro Forma Allscripts, NantHealth and EIS Combined
ASSETS
Current assets:
Cash and cash equivalents	$87,445	$1,065				$88,510
Accounts receivable, net	420,947	93,758	(9,789)			504,916
Prepaid expenses and other current assets	115,357	20,028	(4,944)			130,441
Total current assets	623,749	114,851	(14,733)			723,867
Available for sale marketable securities	0					-
Fixed assets and capitalized software development costs, net	360,938	22,113	(726)	(10,897)	{d}	371,428
Intangible assets, net	711,350	3,167		143,033	{e}	857,550
Goodwill	1,958,377	124,000	(6,285)	(97,712)	{f}	1,978,380
Deferred Taxes and other assets	139,078	1,763				140,841

Total assets	$3,793,492	$265,894	$(21,744)	$34,424		$4,072,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,950	$2,048	$(7)			$116,991
Accrued expenses	138,771	36,270	(11,683)			163,358
Deferred revenue	393,942	215,970	(39,189)	(97,874)	{g}	472,849
Current maturities of long-term debt and capital lease obligations	32,446					32,446
Total current liabilities	680,109	254,288	(50,879)	(97,874)		785,644
Long-term debt and capital lease obligations	1,314,083			169,070	{c}	1,483,153
Deferred revenue	21,434	5,215	(205)	(3,487)	{g}	22,957
Deferred Taxes and other liabilities	203,554	6,610	(4,287)	123	{h}	206,000
Total liabilities	2,219,180	266,113	(55,371)	67,832		2,497,754
Redeemable convertible non-controlling interest - Netsmart	409,610					409,610
Stockholders’ equity	1,164,702			-		1,164,702
Net assets acquired and liabilities assumed	0	(219)	33,627	(33,408)	{i}	-
Total liabilities and stockholders’ equity	$3,793,492	$265,894	$(21,744)	$34,424		$4,072,066

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Statement of Operations

For the Year ended December 31, 2016

(In thousands, except per share data)

			EIS Business Pro Forma Adjustments
	Pro Forma Allscripts, Netsmart, HealthMEDX and NantHealth Combined	EIS Business Historical {b}	Discontinued Operations	Other		Pro Forma Allscripts, Netsmart, HealthMEDX, NantHealth and EIS Combined

Revenue	$1,660,308	$564,322	$(112,242)	$(83,985)	{g}	$2,028,403
Costs and expenses:
Cost of revenue	937,482	251,550	(23,311)	2,988	{e}	1,168,709
Selling, general and administrative expenses	469,177	85,550	(17,005)	6,104	{e}	543,826
Research and development	210,553	145,576	(17,180)			338,949
Total costs and expenses	1,617,212	482,676	(57,496)	9,092		2,051,484
Income (loss) from operations	43,096	81,646	(54,746)	(93,077)		(23,081)
Interest expense	(83,206)			(5,853)	{k}	(89,059)
Goodwill impairment loss	(51,062)	(290,000)				(341,062)
Other (loss) income, net	(3,757)	285	(2,113)			(5,585)
(Loss) income before income taxes	(94,929)	(208,069)	(56,859)	(98,930)		(458,787)
Income tax benefit (provision)	5,980			39,572	{l}	45,552
Net income (loss)	(88,949)	(208,069)	(56,859)	(59,358)		(413,235)
Net income attributable to non-controlling interest	(146)					(146)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(45,173)					(45,173)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(134,268)	$(208,069)	$(56,859)	$(59,358)		$(458,554)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.72)					$(2.46)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.72)					$(2.46)

Weighted-average shares outstanding:
Basic	186,188					186,188
Diluted	186,188					186,188

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Combined Abbreviated Statement of Operations

For the Six Months ended June 30, 2017

(In thousands, except per share data)

			EIS Business Pro Forma Adjustments
	Pro Forma Allscripts, Netsmart, HealthMEDX and NantHealth Combined	EIS Business Historical {b}	Discontinued Operations	Other		Pro Forma Allscripts, Netsmart, HealthMEDX, NantHealth and EIS Combined

Revenue	$844,866	$247,838	$(45,777)	$(2,992)	{g}	$1,043,935
Costs and expenses:
Cost of revenue	484,251	104,838	(10,317)	1,913	{e}	580,685
Selling, general and administrative expenses	245,218	38,551	(6,174)	3,052	{e}	280,178
				(470)	{j}
Research and development	103,468	59,895	(3,387)			159,976
Total costs and expenses	832,937	203,284	(19,878)	4,496		1,020,839
Income from operations	11,929	44,554	(25,899)	(7,488)		23,097
Interest expense	(40,470)			(1,415)	{k}	(41,885)
Impairment of long-term investments	(144,590)					(144,590)
Other (loss) income, net	1,653	493	(970)			1,176
(Loss) income before income taxes	(171,478)	45,047	(26,869)	(8,903)		(162,203)
Income tax benefit (provision)	(1,552)			3,561	{l}	2,009
Net income (loss)	(173,030)	45,047	(26,869)	(5,342)		(160,194)
Net income attributable to non-controlling interest	(189)					(189)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(21,925)					(21,925)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(195,144)	$45,047	$(26,869)	$(5,342)		$(182,308)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(1.08)					$(1.01)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(1.08)					$(1.01)

Weighted-average shares outstanding:
Basic	181,193					181,193
Diluted	181,193					181,193

See Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

Allscripts Healthcare Solutions, Inc.

Notes to Unaudited Pro Forma Combined Abbreviated Financial Information

(In thousands)

1. Basis of Pro Forma Presentation

The pro forma presentation herein is based on Allscripts unaudited pro forma combined abbreviated financial information included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2017 and furnished herewith as Exhibit 99.4, which contained pro forma information regarding our acquisitions of the provider/patient engagement solutions business of NantHealth, Inc. (the “NantHealth business”) on August 25, 2017, Netsmart, Inc. (“Netsmart”) on April 19, 2016 and HealthMEDX, LLC (“HealthMEDX”) on October 27, 2016. Such pro forma information has been adjusted in the unaudited pro forma combined abbreviated financial information to give effect to pro forma events that are (1) directly attributable to the EIS Business acquisition, (2) factually supportable, and (3) with respect to the pro forma combined abbreviated statements of operations, expected to have a continuing impact on the combined results following the acquisitions. Each of the terms “we,” “us,” “our” or “Allscripts” as used herein refers collectively to Allscripts Healthcare Solutions, Inc. and its wholly-owned subsidiaries and controlled affiliates, unless otherwise stated.

The EIS Business acquisition is being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, we have estimated the fair value of EIS Business’ assets acquired and liabilities assumed. The unaudited pro forma combined abbreviated financial information reflects our preliminary estimate of the allocation of the purchase price of the EIS Business, as described below, which is based on available information and certain assumptions which we believe are reasonable but are subject to change. The unaudited pro forma combined abbreviated financial information also reflects our preliminary estimates of the allocations of the purchase price of the NantHealth business and final estimates of the allocations of the purchase price of Netsmart and HealthMEDX. We are in the process of completing our assessment of fair values of the EIS Business’ identifiable tangible and intangible assets acquired, and liabilities assumed; therefore, the values set forth below relating to the allocation of the purchase price of the EIS Business are subject to adjustment during the measurement period for such activities as estimating the useful lives of long-lived assets and finite-lived intangibles and finalizing the valuation of certain tangible assets and liabilities. In our opinion, all adjustments that are necessary to fairly present the unaudited pro forma combined abbreviated financial information have been made.

The unaudited pro forma combined abbreviated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result or have resulted from the Netsmart, HealthMEDX, NantHealth business and EIS Business acquisitions.

2. Aggregate Purchase Price

The acquisition of the EIS Business was based on a total enterprise value of $185 million as shown in the table below. The net consideration paid was funded through incremental borrowings under Allscripts’ debt facilities.

(In thousands)

Aggregate purchase price	$185,000
Add: Estimated net working capital surplus	536
Less: Assumption of restructuring indebtedness	(16,466)
Net consideration paid in cash for the EIS Business	$169,070

3. Preliminary Aggregate Purchase Price Allocation

We have performed a preliminary valuation analysis as of the acquisition date of October 2, 2017 of the fair value of the EIS business’ assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the acquisition date:

(In thousands)

Cash and cash equivalents	$1,068
Accounts receivable, net	68,234
Prepaid expenses and other current assets	18,921
Fixed assets	9,797
Intangible assets	146,200
Goodwill	27,459
Other assets	1,602
Accounts payable and accrued expenses	(32,688)
Deferred revenue	(69,017)
Other liabilities	(2,506)
Net assets acquired	$169,070

4. Discontinued Operations

Included in the historical amounts of the EIS Business in the unaudited pro forma combined abbreviated balance sheet and unaudited pro forma combined abbreviated statements of operations is amounts attributable to the portion of the EIS Business that we consider discontinued operations as of the acquisition date of October 2, 2017.  The following table summarizes amounts attributable to discontinued operations as of June 30, 2017:

June 30, 2017
ASSETS
Current assets:
Accounts receivable, net	$9,789
Prepaid expenses and other current assets	4,944
Total current assets	14,733
Fixed assets and capitalized software development costs, net	726
Goodwill	6,285
Total assets attributable to discontinued operations	$21,744

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7
Accrued expenses	11,683
Deferred revenue	39,189
Total current liabilities	50,879
Deferred revenue	205
Deferred taxes and other liabilities	4,287
Total liabilities attributable to discontinued operations	55,371
Net assets acquired and liabilities assumed	$(33,627)

The following table summarizes amounts attributable to discontinued operations for the year ended December 31, 2016 and for the six months ended June 30, 2017:

	For the Year ended December 31, 2016	For the Six months ended June 30, 2017
Revenue	$112,242	$45,777
Costs and expenses:
Cost of revenue	23,311	10,317
Selling, general and administrative expenses	17,005	6,174
Research and development	17,180	3,387
Total costs and expenses	57,496	19,878
Income (loss) from operations	54,746	25,899
Other (loss) income, net	2,113	970
Income (loss) before income taxes	56,859	26,869
Income tax benefit (provision)
Net income (loss)	$56,859	$26,869

5. Pro Forma Adjustments

(a)

Represents Allscripts unaudited pro forma combined abbreviated financial information included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 9, 2017 and furnished herewith as Exhibit 99.4, which contained pro forma information regarding our acquisitions of the provider/patient engagement solutions business of NantHealth, Inc. (the “NantHealth business”) on August 25, 2017, Netsmart, Inc. (“Netsmart”) on April 19, 2016 and HealthMEDX, LLC (“HealthMEDX”) on October 27, 2016.

(b)

The EIS business’ fiscal year ends on March 31st. Therefore, the EIS Business historical amounts used in the unaudited pro forma combined abbreviated statement of operations for the year ended December 31, 2016 represents the EIS Business results for its fiscal year ended March 31, 2017. The EIS Business historical amounts used in the unaudited pro forma combined abbreviated statement of operations for the six months ended June 30, 2017 represents the combined total of the EIS Business results for its fourth fiscal quarter ended March 31, 2017 and its first fiscal quarter ended June 30, 2017.

(c)	Represents the incremental borrowings on Allscripts’ senior secured credit facility directly attributable to the acquisition of the EIS Business.
(d)

Adjustment to write-off capitalized software development costs as part of the preliminary allocation of the EIS Business’ purchase price.  The write-off of the amortization of capitalized software development costs is included in the intangible asset amortization pro forma adjustment.

(e)

Reflects the adjustment of the EIS Business’ historical intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, we identified intangible assets, including technology, product trademarks and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all expected future cash flows. We will amortize these intangible assets using the straight-line method.  The following table summarizes the estimated fair values of the EIS Business’ identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense	Six Months ended June 30, 2017 Amortization Expense
Technology	$59,400	7 years	$8,486	$4,243
Product Trademarks	4,100	7 years	586	293
Customer Relationships	82,700	11 years	7,518	3,759
Total	$146,200		$16,590	$8,295

Less: Historical amortization expense - Technology			(5,498)	(2,330)
Less: Historical amortization expense - Customer Relationships and Other			(2,000)	(1,000)

Pro forma adjustments to amortization expense - Technology			$2,988	$1,913
Pro forma adjustments to amortization expense - Customer Relationships and Product Trademarks			$6,104	$3,052
(f)

Reflects adjustment to remove the EIS Business’ historical goodwill and record goodwill associated with the EIS Business acquisition in the amount of $20 million. This goodwill amount is different from the goodwill amount shown in Note 3 above of $27 million, since it is based on the assumption that the EIS Business acquisition occurred on June 30, 2017 for purposes of the pro forma combined abbreviated balance sheet presentation.

(g)

Represents the estimated adjustments to decrease the assumed deferred revenue obligations to fair value and related amortization of such adjustments. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. After the acquisitions, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as these obligations are satisfied.

(h)	Represents the unfavorable lease liability related to one of the acquired real estate leases with a remaining contract term of 2 years.
(i)	Represents the elimination of the historical difference between the net assets acquired and liabilities assumed of the EIS Business.
(j)	Adjustment to reflect transaction-related costs incurred in connection with the EIS Business acquisition.

(k)

Represents the incremental interest expense resulting from the new debt incurred to finance the EIS Business acquisition and related increase in the interest rate margin on the entire Allscripts senior secured credit facility. Additionally, a 0.125% change in variable interest rates would result in approximately $0.7 million and $0.3 million change in interest expense for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively.

(l)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory rate of 40%.